EXHIBIT 10.70
Move, Inc.
Performance — Based Restricted Stock
Unit Agreement
2010 Performance Period
Non-transferable
G R A N T T O
Robert J. Krolik
(“Grantee”)
by Move, Inc. (the “Company”) of Restricted Stock Units (the “Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s common stock, par value $0.001 per share (“Shares”), pursuant to and subject to the terms and conditions set forth on the following pages of this Award Certificate (this “Certificate”). The Units are granted as an inducement award pursuant to Nasdaq Marketplace Rule 4350(i)(1)(a)(iv) and are not issued under any of the Company’s equity incentive plans.
Depending on the Company’s level of attainment of specified targets for the period commencing as of January 1, 2010 and ending December 31, 2010 (the “Performance Period”) in accordance with the matrices attached hereto as Exhibit A, Grantee may earn up to 75,000 Shares (the “Maximum Award”).
By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Certificate to be executed as of July 20, 2009.

MOVE, INC.	Grant Date: July 20, 2009

By: /s/ James S. Caulfield Its: Authorized Officer

TERMS AND CONDITIONS
     1. Defined Terms. The following capitalized terms used herein and not otherwise defined shall have the following meanings.
     “Change of Control” shall have the meaning set forth in Executive’s Executive Retention and Severance Agreement dated as of June 30, 2009 (the “Retention Agreement”).
     “Committee” means the Company’s Management Development and Compensation Committee.
     “Company” means Move, Inc., any successor thereto and, following a Change of Control, any successor or owner of substantially all the business and/or assets of Move, Inc.
     “Stock” means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 9.
     2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest on the earliest to occur of the following (in any such case, the “Vesting Date”):
     (a) Completion of Performance Period. January 1, 2011; or
     (b) Upon Change of Control. In the event of a Change of Control, immediately prior to the effective date of the Change of Control, then the Maximum Award will become fully vested and nonforfeitable, and the conversion of the Units to common stock will occur as of the effective date of such event.
     If Grantee’s employment with the Company terminates prior to the Vesting Date for any reason, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee. In addition, any Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.
     3. Conversion to Shares.
     (a) For awards provided under Section 2(a), the vested Units will be converted (one Share per Unit) to actual Shares subject to the attainment of the goals set forth on Exhibit A attached hereto. Such conversion shall occur as soon as practicable after the Committee’s certification of the Company’s achievement over the Performance Period of the goals set forth on Exhibit A.
     (b) For an award provided under Section 2(b) the Units that vest will be converted (one Share per Unit) to actual Shares immediately prior to the consummation of the Change of

Control, enabling the Grantee to receive the same consideration for such Shares as received by the other common stockholders of the Company as a result of the Change of Control.
     Shares will be registered on the books of the Company in Grantee’s name as of the date they are converted, and shall be delivered to Grantee as soon as practical thereafter, in certificated or uncertificated form. Any Units that are not converted in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.
     4. Dividend Equivalent Rights. No dividend equivalent rights shall attach to the Units granted hereby.
     5. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an affiliate thereof (“Affiliate”). The Units may not be sold, assigned, transferred or otherwise disposed of by Grantee.
     6. Limitation of Rights. The Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.
     7. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Grantee, by authorizing the Company to withhold from the settlement of the Units, such number of Shares having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company’s corporate secretary establishes. In the event of such election, the Company shall promptly remit such withheld amount to the appropriate taxing authority. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
     8. Arbitration. Any claim, dispute or controversy arising out of this Certificate, the interpretation, validity or enforceability of this Certificate or the alleged breach thereof shall be submitted by the parties to binding arbitration by the Judicial Arbitration and Mediation Service (JAMS). The site of the arbitration proceeding shall be in Santa Clara County, California, or another location mutually agreed to by the parties.

     9. Changes in Capital Structure. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Units as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares of Stock, the shares of Stock underlying the Units shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately.
     10. Miscellaneous.
     10.1 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Certificate in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.
     10.2 Amendment and Modification. This Certificate may be amended or modified only by a writing signed by both parties hereto.
     10.3 Governing Law. This Certificate shall be interpreted in accordance with and governed by the laws of the State of California.
     10.4 Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Move, Inc., 30700 Russell Ranch Road, Westlake Village, CA 91362, Attn: General Counsel, or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.
     10.5 Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.